EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-8:

Registration Statement on Form S-8 (File No. 333-249818) related to the Matrix Service Company 2020 Stock and Incentive Compensation Plan

Registration Statement on Form S-8 (File No. 333-228052) related to the Matrix Service Company 2018 Stock and Incentive Compensation Plan

Registration Statement on Form S-8 (File No. 333-214590) related to the Matrix Service Company 2016 Stock and Incentive Compensation Plan

Registration Statement on Form S-8 (File No. 333-171247) related to the Matrix Service Company 2011 Employee Stock Purchase Plan

Registration Statement on Form S-8 (File No. 333-171245) related to the Matrix Service Company 2004 Stock Incentive Plan

Registration Statement on Form S-8 (File No. 333-119840) related to the Matrix Service Company 2004 Stock Option Plan of our reports dated September 13, 2021, relating to the financial statements of Matrix Service Company, and the effectiveness of Matrix Service Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2021.

/s/ DELOITTE & TOUCHE LLP
Tulsa, Oklahoma
September 13, 2021